EXHIBIT 10.21

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”), dated as of May 13, 2010, is entered into by and among SSGI, Inc., a Florida corporation (“Buyer”), B & M Construction Co., Inc., a Florida corporation (the “Company”), and Bobby L. Moore, Jr., an individual resident of the State of Florida (“Covenantor”).

PRELIMINARY STATEMENTS

A.           Buyer, Covenantor and the Company have entered into that certain Stock Purchase Agreement, dated May 13, 2010 (the “Purchase Agreement”), that provides for the purchase by Buyer of all of the shares of capital stock of the Company owned by Covenantor;

B.           Buyer is unwilling to proceed with the purchase of such shares unless Covenantor agrees to refrain from engaging in any activities that are in competition with the businesses of the Company and Buyer, and has conditioned its commitment to proceed with the purchase of such shares upon the receipt of this Agreement from Covenantor; and

C.           Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, the agreement of Buyer to consummate the purchase of the shares contemplated by the Purchase Agreement, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer, the Company and Covenantor agree as follows:

SECTION 1.  Noncompetition and Nonsolicitation Covenants.

1.1           Agreement not to Compete.  Covenantor covenants and agrees that, during the period beginning on the date of this Agreement and ending on the fifth (5th) anniversary of the date hereof (the “Covenant Period”), he shall not (and shall not permit any of his Affiliates to), directly or indirectly engage in competition with the Company or Buyer in any manner or capacity (including, without limitation, as an advisor, consultant, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any aspect of any business being conducted by the Company or Buyer immediately prior to the date hereof.

1.2           Agreement not to Solicit.  Covenantor covenants and agrees that, during the Covenant Period, he shall not (and shall not permit any of his Affiliates to), directly or indirectly (a) call upon or communicate with any Person who was a customer of the Company or Buyer immediately prior to the date hereof for the purpose of soliciting or obtaining for his own account or for any third party any business, customer, order or contract for the sale to such Person of any products or services offered or dealt in by the Company or Buyer immediately prior to the date hereof or for the purpose of diverting from the Company or Buyer, or any successor thereof, any such business, customer, order or contract with such Person; (b) in any manner misuse or divulge to any Person any list of customers, clientele, proprietary information or trade secrets of the Company or Buyer, or any successor thereof; or (c) solicit or attempt to induce any Person employed by the Company or Buyer, or any successor thereof, to leave his or her employment with the Company or Buyer, or any successor thereof.

1.3           Geographic Extent and Scope of Covenants. The obligations of Covenantor under this Section 1 shall apply in any territory in which the Company or Buyer is doing business at any time during the Covenant Period, including, without limitation, the State of Florida.  Covenantor acknowledges and agrees that the length and scope of the restrictions contained in this Section 1 are reasonable and necessary to protect Buyer’s rights and interests under the Purchase Agreement.  The duration of the covenants contained in this Section 1 shall be extended for the amount of any time of any violation thereof and the time, if greater, necessary to enforce such provisions or obtain any relief or damages for such violation through the court system.

1.4           Limitation on Covenants. Ownership by Covenantor, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of Section 1.1 hereof.

1.5           Indirect Competition.  Covenantor further agrees that, during the Covenant Period, he shall not, directly or indirectly, assist or encourage any other Person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 1 if such activity were carried out by Covenantor, either directly or indirectly.  In particular, Covenantor agrees that he shall not, directly or indirectly, induce any employee of the Company or Buyer, or their respective Affiliates, to carry out, directly or indirectly, any such activity.

SECTION 2.  Definitions.  For purposes of this Agreement, the following terms shall have the definitions described below:

2.1           Affiliate of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, “controlling” or “controlled” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

2.2           Person shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

SECTION 3.  Miscellaneous.

3.1           Governing Law; Exclusive Jurisdiction and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE. Each of the Company, Buyer and Covenantor (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida and the courts of the State of Florida located in Palm Beach County, Florida, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

3.2           Prior Agreements.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

3.3           Amendments.  No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by all parties hereto.

3.4           Assignment.  This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company or Buyer may, without the consent of Covenantor, assign its rights and obligations under this Agreement to any other Person with or into which the Company or Buyer may merge, consolidate or engage in a share exchange, or to which the Company or Buyer may sell or transfer all or substantially all of its assets, or which may otherwise be an Affiliate of the Company or Buyer; provided, however, that any such assignee Person must agree in writing to be bound by the terms of this Agreement.

3.5           No Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

3.6           Severability.  To the extent any provision of this Agreement shall be deemed illegal, invalid or unenforceable, such provision shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and Buyer, the Company and Covenantor hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with the preceding provision.  In furtherance of and not in limitation of the foregoing, it is expressly agreed that should the duration or geographical extent of, or business activities covered by, Section 1 of this Agreement be in excess of that which is valid or enforceable under applicable law, such provision shall be construed to cover only that duration, extent or activities which may validly or enforceably be covered.  Covenantor acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

3.7           Injunctive Relief.  Covenantor agrees that it would be difficult to compensate the Company or Buyer fully for damages for any violation of the provisions of this Agreement.  Accordingly, Covenantor specifically agrees that each of the Company and Buyer shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages.  This provision with respect to injunctive relief shall not, however, diminish the right of the Company or Buyer to claim and recover damages in addition to injunctive relief.

3.8           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Company, Buyer and Covenantor have executed this Agreement as of the date first above written.

Buyer:

SSGI, INC.

By:	/s/ Larry M. Glasscock
Larry M. Glasscock, Chief Executive Officer

Company:

B & M CONSTRUCTION CO., INC.

By:	/s/ Evan D. Finch
Evan D. Finch, Chief Financial Officer

Covenantor:

/s/ Bobby L. Moore, Jr.
Bobby L. Moore, Jr.